EXHIBIT 11


CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF EARNINGS PER COMMON SHARE
(In Thousands, Except Per Share Data)

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________________________________________________________________________________________________________________________
                                                      Nine Months to                          Three Months to
                                                     September 30, 1999                      September 30, 1999
                                                _______________________________         ________________________________
                                                                      Per Share                                Per Share
                                                Net Income    Shares     Amount         Net Income     Shares     Amount
________________________________________________________________________________________________________________________
EARNINGS PER COMMON SHARE -- BASIC
Income from continuing operations.........      $ 69,783      95,691     $.73         $ 10,820       95,928     $.11
                                                ________      ______     ____          _______       ______     ____
NET INCOME................................      $ 69,783      95,691     $.73         $ 10,820       95,928     $.11
                                                ========      ======     ====         ========       ======     ====

EARNINGS PER COMMON SHARE -- DILUTED
Income from continuing operations.........      $ 69,783      95,691                   $ 10,820       95,928
Effect of dilutive securities:
  Exercise of stock options...............                       382                                      25
  Vesting of performance shares...........                       294                                      -
                                                ________     _______                   _______         ______
Income from continuing operations,
  as adjusted.............................        69,783      96,367     $.72           10,820        95,953    $.11
                                                ________     _______     ____         ________        ______     ___
NET INCOME, AS ADJUSTED...................      $ 69,783      96,367     $.72         $ 10,820        95,953    $.11
                                                ========     =======     ====         ========        ======    ====
________________________________________________________________________________________________________________________
                                                       Nine Months to                            Three Months to
                                                     September 30, 1998                        September 30, 1998
                                                _______________________________         ________________________________
                                                                      Per Share                                Per Share
                                                Net Income    Shares    Amount          Net Income     Shares     Amount
________________________________________________________________________________________________________________________
EARNINGS PER COMMON SHARE -- BASIC
Income from continuing operations.........      $190,474      94,664     $2.01         $ 5,627         95,509      $.06
Loss from discontinued operations.........       (17,238)                 (.18)             -                         -
Income (loss) from disposal of
  discontinued operations.................       (29,486)                 (.31)          2,425                      .02
                                                ________     _______     _____         _______         ______      ____
NET INCOME................................      $143,750      94,664     $1.52         $ 8,052         95,509      $.08
                                                ========     =======     =====         =======         ======      ====

EARNINGS PER COMMON SHARE -- DILUTED
Income from continuing operations.........      $190,474      94,664                   $ 5,627         95,509
Effect of dilutive securities:
  Exercise of stock options...............                       528                                      330
  Vesting of performance shares...........                       375                                      376
  Conversion of 7 1/4% Convertible
    Subordinated Debentures...............         1,578         821                        -              -
                                                ________     _______                   _______         ______
Income from continuing operations,
  as adjusted.............................       192,052      96,388     $1.99           5,627         96,215      $.06
Loss from discontinued operations.........       (17,238)                 (.17)             -                         -
Income (loss) from disposal of
  discontinued operations.................       (29,486)                 (.31)          2,425                      .02
                                                ________     _______     _____         _______         ______      ____
NET INCOME, AS ADJUSTED...................      $145,328      96,388     $1.51         $ 8,052         96,215      $.08
                                                ========     =======     =====         =======         ======      ====


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